Exhibit 99.1

Investor Contact:	Jayrald Rabago	Media Contact:	Tim Sakahara
	Senior Strategic Financial Officer		Corporate Communications Manager
	(808) 544-3556		(808) 544-5125
	jayrald.rabago@cpb.bank		tim.sakahara@cpb.bank

FOR IMMEDIATE RELEASE

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS SECOND QUARTER 2026 EARNINGS OF $20.8 MILLION

Highlights:
•Net income of $20.8 million, or $0.80 per diluted share
•Return on average assets of 1.12% and return on average equity of 13.94%
•Net interest margin increased by 4 bps to 3.57% from the prior quarter
•Repurchased 321,858 shares of common stock at a total cost of $11.3 million during the quarter
•Board of Directors declared a third quarter cash dividend of $0.30 per share, an increase of 3.4% from prior quarter
•Central Pacific Bank was the highest-ranked company in Hawaii on America's Best Companies 2026 list, published by TIME magazine, and named Best Bank in Hawaii by Forbes Magazine in 2026 for the third consecutive year

HONOLULU, HI, July 24, 2026 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $20.8 million, or $0.80 diluted earnings per share ("EPS"), for the second quarter of 2026. This compares to net income of $20.7 million, or EPS of $0.78, in the prior quarter and $18.3 million, or EPS of $0.67, in the same period last year.

“We delivered another strong quarter of performance, backed by our team’s dedication and commitment," said Arnold Martines, Chairman, President and CEO. "Our robust capital position supports future organic growth, while returning value to shareholders through our increased dividend and continued share repurchases. We are also honored to be the highest-ranked company in Hawaii on America’s Best Companies 2026 list, published by TIME magazine, and recognized by Forbes as the Best Bank in Hawaii for the third consecutive year. We are grateful for the support of our customers and the communities we serve.”

Earnings Highlights
Net interest income for the second quarter of 2026 totaled $62.8 million, which increased by $1.5 million, or 2.4% from the prior quarter, and increased by $3.0 million, or 5.1%, compared to the same quarter last year. Net interest margin ("NIM") for the second quarter of 2026 was 3.57%, an increase of 4 basis points ("bp" or "bps") from the prior quarter, and an increase of 13 bps from the same quarter last year. The sequential quarter increase in net interest income and NIM was primarily driven by higher average balances and yields earned on loans and investment securities, combined with a decline in average rates paid on interest-bearing deposits.

The Company recorded a provision for credit losses of $4.4 million in the second quarter of 2026, compared to a provision of $2.4 million in the prior quarter, and a provision of $5.0 million in the same quarter last year. The current quarter provision included a

Central Pacific Financial Reports Second Quarter 2026 Earnings of $20.8 Million

provision for credit loss on loans of $3.3 million and a $1.1 million reserve for off-balance sheet credit exposures. The increase from the prior quarter was primarily driven by changes in the economic forecast used in our current expected credit losses model, combined with higher unfunded loan commitments.

Other operating income for the second quarter of 2026 totaled $14.6 million, compared to $11.6 million in the prior quarter, and $13.0 million in the same quarter last year. The sequential quarter increase was primarily due to a $2.6 million increase in income from bank-owned life insurance ("BOLI") due to favorable equity market performance.

Other operating expense for the second quarter of 2026 totaled $46.2 million, compared to $43.7 million in the prior quarter, and $43.9 million in the same quarter last year. The increase from the prior quarter was primarily attributable to higher salaries and employee benefits of $2.3 million due to higher deferred compensation expense and incentive accruals. The increase in deferred compensation expense was related to equity market performance.

The efficiency ratio was 59.62% in the second quarter of 2026, compared to 59.87% in the prior quarter and 60.36% in the same quarter last year.

The effective tax rate for the second quarter of 2026 was 22.6%, compared to 23.0% in the prior quarter, and 23.5% in the same quarter last year. The decrease in the Company's effective tax rate was primarily attributable to an increase in tax-exempt income.

Balance Sheet Highlights
As of June 30, 2026, total assets were $7.50 billion, generally consistent with $7.50 billion at March 31, 2026, and increased $131.5 million, or 1.8% from $7.37 billion at June 30, 2025.

Total loans, net of deferred fees and costs, were $5.31 billion at June 30, 2026, and remained relatively stable compared to $5.32 billion at March 31, 2026, and $5.29 billion at June 30, 2025. The average yield earned on loans during the second quarter of 2026 was 4.96%, compared to 4.93% in the prior quarter and 4.96% in the same quarter last year.

Total deposits were $6.70 billion at June 30, 2026, relatively unchanged from $6.70 billion at March 31, 2026, and increased by $150.8 million, or 2.3% from $6.54 billion at June 30, 2025. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.12 billion at June 30, 2026, generally consistent with $6.13 billion at March 31, 2026, and increased by $167.1 million, or 2.8% from $5.96 billion at June 30, 2025. The average rate paid on total deposits during the second quarter of 2026 was 0.90%, consistent with 0.90% in the prior quarter, and decreased from 1.02% in the same quarter last year.

Asset Quality
Nonperforming assets totaled $16.5 million, or 0.22% of total assets at June 30, 2026, compared to $14.5 million, or 0.19% of total assets at March 31, 2026 and $14.9 million, or 0.20% of total assets at June 30, 2025.

Net charge-offs in the second quarter of 2026 totaled $2.7 million, compared to net charge-offs of $2.4 million in the prior quarter, and net charge-offs of $4.7 million in the same quarter last year. On an annualized basis, net charge-offs as a percentage of average loans was 0.20% in the second quarter of 2026, compared to 0.18% in the prior quarter, and 0.35% in the same quarter last year.

The allowance for credit losses on loans was 1.14% of total loans as of June 30, 2026, compared to 1.13% at March 31, 2026 and June 30, 2025.

Capital
Total shareholders' equity at June 30, 2026 was $596.3 million, compared to $593.9 million at March 31, 2026 and $568.9 million at June 30, 2025.

During the second quarter of 2026, the Company repurchased 321,858 shares of common stock at a total cost of $11.3 million, or an average price of $35.01 per share. As of June 30, 2026, $33.2 million remained available under the Company's share repurchase authorization.

The Company's regulatory capital ratios remained strong, with a leverage ratio of 9.7%, a Common Equity Tier 1 ratio of 12.7%, a Tier 1 risk-based capital ratio of 13.6%, and a total risk-based capital ratio of 14.8% at June 30, 2026.

Central Pacific Financial Reports Second Quarter 2026 Earnings of $20.8 Million

On July 23, 2026, the Board of Directors increased its quarterly cash dividend by 3.4% to $0.30 per share. The dividend will be payable on September 15, 2026, to shareholders of record as of August 31, 2026.

Conference Call
The Company's management will host a conference call today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss its second quarter of 2026 financial results. Interested parties may listen to the conference by calling 1-833-461-5787 and entering the meeting ID: 719 331 929 or by registering for the webcast at the following link: https://events.q4inc.com/attendee/719331929. The Company’s investor relations website, https://ir.cpb.bank, will also include a link to the webcast and a slide presentation.

A replay of the call will be available on the Company's investor relations website until July 24, 2027.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.50 billion in assets as of June 30, 2026. Its primary subsidiary, Central Pacific Bank, operates 27 branches and 56 ATMs in the State of Hawaii. Central Pacific Financial Corp. is listed on the New York Stock Exchange under the symbol "CPF." For additional information, please visit: cpb.bank.

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Central Pacific Financial Reports Second Quarter 2026 Earnings of $20.8 Million

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning, among other things: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin, or other financial items. These statements may also include the plans, objectives, and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services, and regulatory developments or actions. In addition, such statements may address anticipated economic performance, the expected impact of business initiatives, and the assumptions underlying any of the foregoing.

Words such as "believe," "plan," "anticipate," "aim," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may," and other similar expressions are intended to identify FLS, although such terminology is not the exclusive means of doing so.

While we believe that our FLS and their underlying assumptions are reasonably based, such statements are inherently subject to risks and uncertainties that may cause actual results to differ materially from expectations. Factors that may lead to such differences, include, but are not limited to: the persistence or resurgence of inflationary pressures in the United States and our market areas, and their effect on market interest rates, economic conditions, and credit quality; the impact of the current U.S. administration’s economic policies, including potential international tariffs, geopolitical instability, trade tensions,and other cost-cutting or fiscal initiatives; the adverse effects of bank failures on customer confidence, deposit behavior, liquidity, and regulatory responses; the effects of pandemics, epidemics, and other public health emergencies, including their impact on Hawaii's tourism and construction sectors and on our borrowers, customers, vendors and employees; supply chain disruptions, labor contract disputes, strikes; adverse trends in the real estate or construction industries, including rising inventory levels or declining property values; deterioration in borrowers' financial performance leading to increased loan delinquencies, asset quality issues, or loan losses; the impact of local, national, and international economic conditions and natural disasters (such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, floods, or earthquakes) on our markets and major industries within Hawaii; weakness in domestic economic conditions, including instability in the financial industry, deterioration in real estate markets, and declines in consumer or business confidence; revisions to estimates of reserve requirements under applicable regulatory and accounting standards; the impact of legislative and regulatory developments, changing capital and consumer protection rules, and new regulations affecting our operations and competitiveness; the costs and effects of legal and regulatory proceedings, including actual or threatened litigation and the results of governmental and regulatory exams and orders, as well as the costs of ongoing or potential compliance efforts; the effect of accounting standard changes adopted by regulatory agencies, the PCAOB, or the FASB, and the cost and resources associated with implementation; changes in trade, monetary, or fiscal policy, including actions by the Federal Reserve; market volatility and monetary fluctuations, including the transition away from the LIBOR Index; declines in our market capitalization or the price of our common stock; the effects and cost of acquisitions, dispositions, or strategic transactions we may make or evaluate; political instability, acts of war or terrorism, or other geopolitical conflicts; shifts in consumer spending, borrowing, and savings behaviors; technological changes and developments; cybersecurity incidents, data privacy breaches, or fraud involving us or third-party vendors; deficiencies in internal control over financial reporting or disclosure controls and procedures, and our ability to remediate them; increased competition among financial institutions and other financial service providers; our ability to achieve efficiency ratio improvement goals; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and related reputational or regulatory exposures; and risks related to the United States fiscal debt, deficit, and budget uncertainties.

For further information on factors that could cause actual results to differ materially from the expectations or projections expressed in our FLS, please refer to the Company's filings with the U.S. Securities and Exchange Commission, including the Company's most recent Form 10-K, particularly, the discussion of "Risk Factors" set forth therein.

We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances occurring after the date on which such statements are made, or to reflect the occurrence of unanticipated events, except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2026	2026	2025	2025	2025	2026	2025
CONDENSED INCOME STATEMENT
Net interest income	$62,834	$61,358	$62,087	$61,301	$59,796	$124,192	$117,495
Provision for credit losses	4,382	2,353	2,396	4,157	4,987	6,735	9,159
Total other operating income	14,620	11,574	14,201	13,507	13,013	26,194	24,109
Total other operating expense	46,180	43,666	45,680	47,009	43,946	89,846	86,018
Income tax expense	6,070	6,188	5,337	5,068	5,605	12,258	10,396
Net income	20,822	20,725	22,875	18,574	18,271	41,547	36,031
Basic earnings per share	$0.80	$0.79	$0.86	$0.69	$0.68	$1.59	$1.33
Diluted earnings per share	0.80	0.78	0.85	0.69	0.67	1.58	1.33
Dividends declared per share	0.29	0.29	0.28	0.27	0.27	0.58	0.54

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.12%	1.12%	1.25%	1.01%	1.00%	1.12%	0.98%
Return on average equity (ROE) [1]	13.94	13.90	15.41	12.89	13.04	13.92	13.04
Average equity to average assets	8.03	8.07	8.12	7.85	7.66	8.05	7.52
Efficiency ratio [2]	59.62	59.87	59.88	62.84	60.36	59.74	60.75
Net interest margin (NIM) [1]	3.57	3.53	3.56	3.49	3.44	3.55	3.37
Dividend payout ratio [3]	36.25	37.18	32.94	39.13	40.30	36.71	40.60

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,300,949	$5,268,482	$5,328,499	$5,332,656	$5,307,946	$5,284,805	$5,309,768
Average interest-earning assets	7,076,331	7,022,759	6,964,796	7,011,753	6,985,097	7,049,694	7,019,602
Average assets	7,433,822	7,396,084	7,310,098	7,341,281	7,314,144	7,415,057	7,351,257
Average deposits	6,630,910	6,592,361	6,499,119	6,509,692	6,503,463	6,611,742	6,532,122
Average interest-bearing liabilities	4,876,776	4,846,057	4,757,686	4,807,225	4,807,669	4,861,501	4,860,738
Average equity	597,299	596,524	593,750	576,531	560,248	596,913	552,610

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2026	2026	2025	2025	2025
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.7%	9.7%	9.8%	9.7%	9.6%
Common equity tier 1 capital ratio	12.7	12.6	12.7	12.6	12.6
Tier 1 risk-based capital ratio	13.6	13.5	13.6	13.5	13.5
Total risk-based capital ratio	14.8	14.7	14.8	15.7	15.8

Central Pacific Bank
Leverage ratio	9.6	9.6	9.7	10.2	10.1
Common equity tier 1 capital ratio	13.4	13.4	13.5	14.1	14.1
Tier 1 risk-based capital ratio	13.4	13.4	13.5	14.1	14.1
Total risk-based capital ratio	14.7	14.6	14.7	15.3	15.3

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2026	2026	2025	2025	2025
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,308,322	$5,320,349	$5,289,096	$5,367,202	$5,289,809
Total assets	7,501,060	7,495,363	7,409,241	7,421,478	7,369,567
Total deposits	6,695,754	6,699,354	6,609,764	6,577,684	6,544,989
Long-term debt	76,547	76,547	76,547	131,527	131,466
Total equity	596,331	593,879	592,581	588,066	568,874
Tangible common equity to tangible assets [4]	7.95%	7.92%	8.00%	7.92%	7.72%

ASSET QUALITY
Allowance for credit losses (ACL)	$60,581	$59,933	$59,621	$60,393	$59,611
Nonaccrual loans	15,622	14,524	14,386	14,319	14,895
Non-performing assets (NPA)	16,546	14,524	14,386	14,319	14,895
Ratio of ACL to total loans	1.14%	1.13%	1.13%	1.13%	1.13%
Ratio of NPA to total assets	0.22%	0.19%	0.19%	0.19%	0.20%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$23.11	$22.74	$22.47	$21.86	$21.08
Closing market price per common share	38.20	31.96	31.16	30.34	28.03

[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 10.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands, except share data)	2026	2026	2025	2025	2025
ASSETS
Cash and due from financial institutions	$96,678	$88,880	$88,200	$102,859	$110,935
Interest-bearing deposits in other financial institutions	286,593	317,716	290,453	207,034	206,035
Investment securities:
Debt securities available-for-sale, at fair value	835,378	779,156	748,212	758,683	765,213
Debt securities held-to-maturity, at amortized cost; fair value of: $474,928 at June 30, 2026, $486,018 at March 31, 2026, $495,845 at December 31, 2025, $500,859 at September 30, 2025, and $499,833 at June 30, 2025	545,215	554,548	562,391	570,886	580,476
Total investment securities	1,380,593	1,333,704	1,310,603	1,329,569	1,345,689
Loans held for sale	2,364	2,536	1,084	1,557	—
Loans, net of deferred fees and costs	5,308,322	5,320,349	5,289,096	5,367,202	5,289,809
Less: allowance for credit losses	(60,581)	(59,933)	(59,621)	(60,393)	(59,611)
Loans, net of allowance for credit losses	5,247,741	5,260,416	5,229,475	5,306,809	5,230,198
Premises and equipment, net	100,231	99,942	100,620	100,992	103,657
Accrued interest receivable	23,419	24,320	23,559	25,232	23,518
Investment in unconsolidated entities	57,738	59,548	61,349	52,987	49,370
Other real estate owned	924	—	—	—	—
Mortgage servicing rights	8,364	8,520	8,672	8,459	8,436
Bank-owned life insurance	185,134	181,298	180,717	179,743	177,639
Federal Home Loan Bank of Des Moines ("FHLB") and Federal Reserve Bank ("FRB") stock	24,744	24,682	25,836	25,215	24,816
Right-of-use lease assets	23,311	24,320	24,822	25,570	30,693
Other assets	63,226	69,481	63,851	55,452	58,581
Total assets	$7,501,060	$7,495,363	$7,409,241	$7,421,478	$7,369,567
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,917,502	$1,897,593	$1,891,198	$1,903,614	$1,938,226
Interest-bearing demand	1,407,574	1,428,323	1,388,107	1,340,725	1,336,620
Savings and money market	2,376,831	2,378,834	2,346,522	2,292,881	2,242,122
Time	993,847	994,604	983,937	1,040,464	1,028,021
Total deposits	6,695,754	6,699,354	6,609,764	6,577,684	6,544,989
Long-term debt, net of unamortized debt issuance costs	76,547	76,547	76,547	131,527	131,466
Lease liabilities	24,063	25,073	25,549	26,288	31,981
Accrued interest payable	6,044	6,433	7,068	8,604	8,755
Other liabilities	102,321	94,077	97,732	89,309	83,502
Total liabilities	6,904,729	6,901,484	6,816,660	6,833,412	6,800,693
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 25,806,418 at June 30, 2026, 26,115,229 at March 31, 2026, 26,374,967 at December 31, 2025, 26,903,512 at September 30, 2025, and 26,981,436 at June 30, 2025	359,364	370,633	381,158	397,479	399,823
Additional paid-in capital	107,534	106,501	107,308	106,675	106,033
Retained earnings	217,789	204,494	191,383	175,968	164,676
Accumulated other comprehensive loss	(88,356)	(87,749)	(87,268)	(92,056)	(101,658)
Total equity	596,331	593,879	592,581	588,066	568,874
Total liabilities and equity	$7,501,060	$7,495,363	$7,409,241	$7,421,478	$7,369,567

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands, except per share data)	2026	2026	2025	2025	2025	2026	2025
Interest income:
Interest and fees on loans	$65,553	$64,323	$66,897	$67,222	$65,668	$129,876	$129,787
Interest and dividends on investment securities:
Taxable investment securities	9,732	9,210	9,401	9,776	9,871	18,942	19,672
Tax-exempt investment securities	684	682	696	709	709	1,366	1,417
Interest on deposits in other financial institutions	2,331	2,500	1,501	1,857	1,484	4,831	3,738
Dividend income on FHLB and FRB stock	389	381	382	395	388	770	712
Total interest income	78,689	77,096	78,877	79,959	78,120	155,785	155,326
Interest expense:
Interest on deposits:
Interest-bearing demand	757	522	441	490	443	1,279	895
Savings and money market	7,554	7,502	8,004	8,898	8,414	15,056	17,276
Time	6,488	6,665	6,999	7,410	7,616	13,153	15,723
Interest on long-term debt	1,056	1,049	1,346	1,860	1,851	2,105	3,937
Total interest expense	15,855	15,738	16,790	18,658	18,324	31,593	37,831
Net interest income	62,834	61,358	62,087	61,301	59,796	124,192	117,495
Provision for credit losses	4,382	2,353	2,396	4,157	4,987	6,735	9,159
Net interest income after provision for credit losses	58,452	59,005	59,691	57,144	54,809	117,457	108,336
Other operating income:
Mortgage banking income	693	649	1,186	958	744	1,342	1,341
Service charges on deposit accounts	2,250	2,299	2,423	2,330	2,124	4,549	4,271
Other service charges and fees	6,330	5,789	5,570	6,472	5,957	12,119	11,723
Income from fiduciary activities	1,580	1,423	1,529	1,547	1,501	3,003	3,125
Income from bank-owned life insurance	2,999	399	2,816	1,879	2,260	3,398	2,757
Net loss on sales of investment securities	—	—	—	(30)	—	—	—
Other	768	1,015	677	351	427	1,783	892
Total other operating income	14,620	11,574	14,201	13,507	13,013	26,194	24,109
Other operating expense:
Salaries and employee benefits	25,372	23,085	24,490	24,749	22,696	48,457	44,515
Net occupancy	4,299	4,322	4,432	4,598	4,253	8,621	8,645
Computer software	4,952	5,045	5,442	5,151	5,320	9,997	10,034
Legal and professional services	2,607	2,384	2,878	2,669	2,873	4,991	5,671
Equipment	822	807	825	867	950	1,629	2,032
Advertising	762	997	943	730	832	1,759	1,719
Communication	840	823	495	791	901	1,663	1,934
Other	6,526	6,203	6,175	7,454	6,121	12,729	11,468
Total other operating expense	46,180	43,666	45,680	47,009	43,946	89,846	86,018
Income before income taxes	26,892	26,913	28,212	23,642	23,876	53,805	46,427
Income tax expense	6,070	6,188	5,337	5,068	5,605	12,258	10,396
Net income	$20,822	$20,725	$22,875	$18,574	$18,271	$41,547	$36,031
Per common share data:
Basic earnings per share	$0.80	$0.79	$0.86	$0.69	$0.68	$1.59	$1.33
Diluted earnings per share	0.80	0.78	0.85	0.69	0.67	1.58	1.33
Cash dividends declared	0.29	0.29	0.28	0.27	0.27	0.58	0.54
Basic weighted average shares outstanding	25,999,122	26,277,749	26,687,551	26,968,163	26,988,169	26,137,665	27,037,388
Diluted weighted average shares outstanding	26,109,241	26,414,880	26,827,551	27,083,280	27,069,677	26,261,252	27,139,969

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$253,598	3.69%	$2,331	$274,885	3.69%	$2,500	$134,270	4.43%	$1,484
Investment securities:
Taxable [1]	1,362,100	2.86	9,732	1,318,722	2.80	9,210	1,379,213	2.86	9,871
Tax-exempt [1] [3]	134,964	2.56	866	135,519	2.55	863	139,103	2.58	897
Total investment securities	1,497,064	2.83	10,598	1,454,241	2.77	10,073	1,518,316	2.84	10,768
Loans, including loans held for sale [2]	5,300,949	4.96	65,553	5,268,482	4.93	64,323	5,307,946	4.96	65,668
FHLB and FRB stock	24,720	6.28	389	25,151	6.07	381	24,565	6.33	388
Total interest-earning assets	7,076,331	4.47	78,871	7,022,759	4.44	77,277	6,985,097	4.49	78,308
Noninterest-earning assets	357,491			373,325			329,047
Total assets	$7,433,822			$7,396,084			$7,314,144

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,442,933	0.21%	$757	$1,407,877	0.15%	$522	$1,357,049	0.13%	$443
Savings and money market deposits	2,367,169	1.28	7,554	2,371,217	1.28	7,502	2,275,799	1.48	8,414
Time deposits up to $250,000	428,642	2.14	2,290	432,745	2.18	2,331	439,738	2.32	2,546
Time deposits over $250,000	561,485	3.00	4,198	557,671	3.15	4,334	603,652	3.37	5,070
Total interest-bearing deposits	4,800,229	1.24	14,799	4,769,510	1.25	14,689	4,676,238	1.41	16,473
Long-term debt	76,547	5.53	1,056	76,547	5.56	1,049	131,431	5.65	1,851
Total interest-bearing liabilities	4,876,776	1.30	15,855	4,846,057	1.32	15,738	4,807,669	1.53	18,324
Noninterest-bearing deposits	1,830,681			1,822,851			1,827,225
Other liabilities	129,066			130,652			119,002
Total liabilities	6,836,523			6,799,560			6,753,896
Total equity	597,299			596,524			560,248
Total liabilities and equity	$7,433,822			$7,396,084			$7,314,144

Net interest income (taxable-equivalent)			63,016			61,539			59,984
Taxable-equivalent adjustment [3]			(182)			(181)			(188)
Net interest income (GAAP)			$62,834			$61,358			$59,796

Interest rate spread		3.17%			3.12%			2.96%

Net interest margin (taxable-equivalent) [4]		3.57%			3.53%			3.44%

[1] At amortized cost.
[2] Includes nonaccrual loans.
[3] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.
[4] Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$264,183	3.69%	$4,831	$169,991	4.43%	$3,738
Investment securities:
Taxable [1]	1,340,531	2.83	18,942	1,377,957	2.86	19,672
Tax-exempt [1] [3]	135,240	2.55	1,729	139,345	2.57	1,794
Total investment securities	1,475,771	2.80	20,671	1,517,302	2.83	21,466
Loans, including loans held for sale [2]	5,284,805	4.94	129,876	5,309,768	4.92	129,787
FHLB and FRB stock	24,935	6.17	770	22,541	6.32	712
Total interest-earning assets	7,049,694	4.45	156,148	7,019,602	4.46	155,703
Noninterest-earning assets	365,363			331,655
Total assets	$7,415,057			$7,351,257

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,425,501	0.18%	$1,279	$1,356,209	0.13%	$895
Savings and money market deposits	2,369,182	1.28	15,056	2,310,429	1.51	17,276
Time deposits up to $250,000	430,682	2.16	4,621	448,557	2.42	5,377
Time deposits over $250,000	559,589	3.07	8,532	603,785	3.46	10,346
Total interest-bearing deposits	4,784,954	1.24	29,488	4,718,980	1.45	33,894
Long-term debt	76,547	5.55	2,105	141,758	5.60	3,937
Total interest-bearing liabilities	4,861,501	1.31	31,593	4,860,738	1.57	37,831
Noninterest-bearing deposits	1,826,788			1,813,142
Other liabilities	129,855			124,767
Total liabilities	6,818,144			6,798,647
Total equity	596,913			552,610
Total liabilities and equity	$7,415,057			$7,351,257

Net interest income (taxable-equivalent)			124,555			117,872
Taxable-equivalent adjustment [3]			(363)			(377)
Net interest income (GAAP)			$124,192			$117,495

Interest rate spread		3.14%			2.89%

Net interest margin (taxable-equivalent) [4]		3.55%			3.37%

[1] At amortized cost.
[2] Includes nonaccrual loans.
[3] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.
[4] Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans
(Unaudited)	TABLE 6

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025
Commercial and industrial	$590,404	$590,810	$594,592	$608,814	$608,130
Construction	211,007	204,368	213,191	217,610	190,008
Residential mortgage	1,815,342	1,806,965	1,839,191	1,839,535	1,851,690
Home equity	577,283	582,380	600,082	610,889	627,834
Commercial mortgage	1,686,361	1,703,760	1,594,433	1,613,187	1,540,523
Consumer	427,925	432,066	447,607	477,167	471,624
Total loans, net of deferred fees and costs	5,308,322	5,320,349	5,289,096	5,367,202	5,289,809
Less: Allowance for credit losses	(60,581)	(59,933)	(59,621)	(60,393)	(59,611)
Loans, net of allowance for credit losses	$5,247,741	$5,260,416	$5,229,475	$5,306,809	$5,230,198

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025
Noninterest-bearing demand	$1,917,502	$1,897,593	$1,891,198	$1,903,614	$1,938,226
Interest-bearing demand	1,407,574	1,428,323	1,388,107	1,340,725	1,336,620
Savings and money market	2,376,831	2,378,834	2,346,522	2,292,881	2,242,122
Time deposits up to $250,000	421,811	429,564	433,629	444,005	439,687
Core deposits	6,123,718	6,134,314	6,059,456	5,981,225	5,956,655
Other time deposits greater than $250,000	441,059	431,013	412,188	458,339	459,945
Government time deposits	130,977	134,027	138,120	138,120	128,389
Total time deposits greater than $250,000	572,036	565,040	550,308	596,459	588,334
Total deposits	$6,695,754	$6,699,354	$6,609,764	$6,577,684	$6,544,989

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025
Nonaccrual loans:
Commercial and industrial	$192	$490	$591	$357	$110
Real estate:
Residential mortgage	9,268	10,518	10,572	11,413	12,327
Home equity	5,619	2,986	2,608	2,119	1,889
Consumer	543	530	615	430	569
Total nonaccrual loans	15,622	14,524	14,386	14,319	14,895
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	924	—	—	—	—
Total OREO	924	—	—	—	—
Total nonperforming assets ("NPAs")	16,546	14,524	14,386	14,319	14,895
Accruing loans 90+ days past due:
Real estate:
Residential mortgage	—	—	664	1,159	1,625
Home equity	—	—	485	—	21
Consumer	286	290	403	349	418
Total accruing loans 90+ days past due	286	290	1,552	1,508	2,064
Total NPAs and accruing loans 90+ days past due	$16,832	$14,814	$15,938	$15,827	$16,959

Ratio of total nonaccrual loans to total loans	0.29%	0.27%	0.27%	0.27%	0.28%
Ratio of total NPAs to total assets	0.22	0.19	0.19	0.19	0.20
Ratio of total NPAs to total loans and OREO	0.31	0.27	0.27	0.27	0.28
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.32	0.28	0.30	0.29	0.32

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$14,524	$14,386	$14,319	$14,895	$11,085
Additions	4,202	2,094	2,549	838	5,879
Reductions:
Payments	(782)	(284)	(397)	(286)	(585)
Return to accrual status	(16)	(883)	(1,098)	(821)	(861)
Charge-offs, valuation adjustments and other reductions	(1,382)	(789)	(987)	(307)	(623)
Total reductions	(2,180)	(1,956)	(2,482)	(1,414)	(2,069)
Balance at end of quarter	$16,546	$14,524	$14,386	$14,319	$14,895

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Allowance for credit losses ("ACL") on loans:
Balance at beginning of period	$59,933	$59,621	$60,393	$59,611	$60,469	$59,621	$59,182
Provision for credit losses on loans	3,304	2,724	1,685	3,440	3,810	6,028	7,715
Charge-offs:
Commercial and industrial	(1,353)	(1,056)	(678)	(1,071)	(2,858)	(2,409)	(3,438)
Real estate:
Residential mortgage	(23)	—	—	—	—	(23)	—
Consumer	(2,283)	(2,301)	(2,831)	(2,824)	(2,864)	(4,584)	(5,841)
Total charge-offs	(3,659)	(3,357)	(3,509)	(3,895)	(5,722)	(7,016)	(9,279)
Recoveries:
Commercial and industrial	198	175	266	204	195	373	366
Real estate:
Construction	—	2	1	—	3	2	3
Residential mortgage	10	8	9	8	7	18	17
Home equity	6	6	9	9	9	12	12
Consumer	789	754	767	1,016	840	1,543	1,595
Total recoveries	1,003	945	1,052	1,237	1,054	1,948	1,993
Net charge-offs	(2,656)	(2,412)	(2,457)	(2,658)	(4,668)	(5,068)	(7,286)
Balance at end of period	$60,581	$59,933	$59,621	$60,393	$59,611	$60,581	$59,611

Average loans, net of deferred fees and costs	$5,300,949	$5,268,482	$5,328,499	$5,332,656	$5,307,946	$5,284,805	$5,309,768
Ratio of annualized net charge-offs to average loans	0.20%	0.18%	0.18%	0.20%	0.35%	0.19%	0.27%
Ratio of ACL to total loans	1.14	1.13	1.13	1.13	1.13	1.14	1.13

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

To supplement its consolidated financial information, the Company utilizes certain non-GAAP financial measures. These measures are not intended to be considered in isolation or as a substitute for comparable GAAP results. The Company believes these non-GAAP financial measures provide meaningful insight to investors and other stakeholders in understanding its financial performance and position, by excluding certain transactions that may be non-recurring, non-operational, or not indicative of ongoing results. The Company believes that these non-GAAP measures offer a useful perspective for evaluating performance trends over time and are intended to support period-to-period comparisons. The Company believes they are valuable tools for both investors and management in assessing historical results and forecasting future performance. Non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies. The results for the three months ended June 30, 2026 were not materially impacted by items outside of the normal course of business.

A key measure of operating efficiency monitored by the Company is the efficiency ratio, which is derived from GAAP-based amounts. It is calculated by dividing total other operating expenses by total pre-provision revenue (defined as net interest income plus total other operating income). The Company believes that the efficiency ratio, a non-GAAP financial measure, provides a useful supplemental metric that enhances understanding of its business performance and operating efficiency. However, this ratio should not be viewed as a substitute for GAAP results and may not be comparable to similarly titled measures reported by other companies. The following table presents the Company's efficiency ratio for the periods indicated:

	Three Months Ended			Six Months Ended
(dollars in thousands)	Jun 30, 2026	Dec 31, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Total other operating expense	$46,180	$45,680	$43,946	$89,846	$86,018

Net interest income	$62,834	$62,087	$59,796	$124,192	$117,495
Total other operating income	14,620	14,201	13,013	26,194	24,109
Total revenue	$77,454	$76,288	$72,809	$150,386	$141,604

Efficiency ratio (non-GAAP)	59.62%	59.88%	60.36%	59.74%	60.75%

The table below presents the Tangible Common Equity ("TCE") ratio, a non-GAAP financial measure, as of the dates indicated. The TCE ratio is calculated by dividing tangible common equity by tangible assets.

(dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Total equity	$596,331	$593,879	$592,581	$588,066	$568,874
Less: Intangible assets	—	—	—	—	—
TCE	$596,331	$593,879	$592,581	$588,066	$568,874

Total assets	$7,501,060	$7,495,363	$7,409,241	$7,421,478	$7,369,567
Less: Intangible assets	—	—	—	—	—
Tangible assets	$7,501,060	$7,495,363	$7,409,241	$7,421,478	$7,369,567

TCE ratio (non-GAAP)	7.95%	7.92%	8.00%	7.92%	7.72%